UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2014

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 435-2472

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 28, 2014, Plaor, Inc. (“Plaor”), a wholly owned subsidiary of Crowdgather, Inc. (the “Company”), entered into a Settlement Agreement (the “Settlement Agreement”) with Hollywood Casinos LLC (“HC”) for the settlement of litigation relating to the use of certain marks, social media accounts and domain names incorporating the term “hollywood” (collectively, the “Hollywood Domains”)  in the case entitled Plaor LLC v. Hollywood Casinos, LLC (the “Litigation Matter”).

Under the terms of the Settlement Agreement, HC has agreed to pay to Plaor $175,000 in exchange for all of Plaor’s and the Company’s rights, titles and interests to the Hollywood Domains and in full settlement of all claims in the Litigation Matter.  The parties to the Settlement Agreement have filed a joint stipulation of dismissal of the Litigation Matter with respect to the Company, Plaor and HC and released each other from all claims related to the Litigation Matter.

The foregoing description is qualified in its entirety by the terms and conditions set forth in the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Settlement Agreement dated July 28, 2014 by and among the CrowdGather, Inc., Plaor, Inc. and Hollywood Casinos LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: July 31, 2014	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer